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CIGNA CORPORATION                                                     EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)
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                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                           1996             1995
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
Income (loss) before income taxes                                                    $        1,137   $         (177)
                                                                                       -------------    -------------
Fixed charges included in income (loss):
    Interest expense                                                                             80               94
    Interest portion of rental expense                                                           66               72
                                                                                       -------------    -------------

Total fixed charges included in income (loss)                                                   146              166
                                                                                       -------------    -------------

Income (loss) available for fixed charges                                            $        1,283   $          (11)
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RATIO OF EARNINGS TO FIXED CHARGES                                                              8.8                -(A)
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(A) As a result of a pre-tax loss, the loss available for fixed charges of $11 million is insufficient to cover total fixed charges of $166 million.